UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  June 29, 2001


                             GenesisIntermedia, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                               001-15029                            87-0591719
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(State or other jurisdiction            (Commission File Number)                    (IRS Employer
    of incorporation)                                                             Identification No.)

5805 Sepulveda Boulevard,  Van Nuys, California                    91411
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (818) 902-4100


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     On June 29, 2001, GenesisIntermedia, Inc. (the "Company") announced that it received a conditional loan commitment from Riverdale LLC ("Riverdale") for a $100 million credit facility. A copy of the commitment letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein. In connection with the loan commitment, the Company also issued to Riverdale warrants to purchase an aggregate of 4 million shares of common stock of the Company at exercise prices ranging from $2 to $9 per share and granted to Riverdale registration rights with respect to the common stock issuable upon exercise of the warrants. A copy of the Warrant Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein and a copy of the Registration Rights Agreement is attached hereto as Exhbiit 4.2 and incorporated by reference herein. Concurrently with the issuance of the warrants by the Company, Ramy El-Batrawi granted Riverdale an optoin to purchase 1.0 million and 500,000 shares of common stock held by him, at purchase prices of $2.00 and $4.00 per share, respectively. In a related transaction, Mr. El-Batrawi and Ultimate Holdings, Ltd., a principal stockholder, granted options to the Company to acquire 3.0 million shares of common stock at exercise prices of $2.00 and $9.00 per share. Such options are exercisable if Riverdale exercises the corresponding series of warrants issued by the Company. If Riverdale exercises all of the warrants issued by the Company and the Company exercises all of the options issued to it, the Company will issue a net of $1.0 million shares at $2.00 per share. In the transaction, Riverdale agreed to lock-up their shares acquirable upon exercise of the warrants and options for a period of one-year and Mr. El-Batrawi and Ultimate Holdings agreed to lock-up the shares presently held by them for the same one-year period, subject to certain permissible resales to institutions and to certain non-institutional purchasers who agree to lock-up their shares.

Item 7.   Financial Statements and Exhibits.

(c)      Exhibits.

         See Index to Exhibits on page 4.

Item 9.  Regulation FD Disclosure.

     On July 2, 2001, the Company announced that, in connection with its previously announced conditional loan commitment for a $100 million credit facility from Riverdale LLC, a company owned by Carl C. Icahn, the New York-based financier, Ramy El-Batrawi, Chairman and Chief Executive Officer of GenesisIntermedia, and Ultimate Holdings, Ltd., a principal stockholder, agreed to certain lock-up restrictions, which generally prohibit all sales of their present holdings for a year. Excluded from the restrictions are certain sales to institutions and sales to certain non-institutional purchasers who agree to be locked up. As part of the transaction, Riverdale will be receiving options and warrants, which will also be subject to a lockup.

     Attached as Exhibit 99.1 is the press release issued by the Company dated July 2, 2001, which is incorporated by reference herein.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENESISINTERMEDIA, INC.


Dated:  July 2, 2001                  By:  /s/ Ramy Y. El-Batrawi
                                           __________________________________
                                           Ramy Y. El-Batrawi
                                           Chief Executive Officer and Chairman


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                                INDEX TO EXHIBITS

Exhibit No.    Description

4.1 Registration Rights Agreement dated July 2, 2001 between GenesisIntermedia, Inc. and Riverdale LLC
4.2 Warrant Agreement dated July 2, 2001 between GenesisIntermedia, Inc. and Riverdale, LLC
10.1 Commitment Letter dated July 2, 2001 between GenesisIntermedia, Inc. and Ichan & Co., Inc.
99.1           Press release dated July 2, 2001


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